For More Information: Gary F. Hoskins, CFO (704) 884-2263 gary.hoskins@citizenssouth.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

CITIZENS SOUTH BANKING CORPORATION ANNOUNCES STABLE EARNINGS FOR THE THIRD QUARTER 2007

GASTONIA, NC, October 22, 2007 . . . . . Citizens South Banking Corporation (NASDAQ: CSBC), the holding company for Citizens South Bank, announced that net income for the quarter ended September 30, 2007, amounted to $1.3 million, or $0.18 per diluted share, compared to $1.4 million, or $0.18 per diluted share, for the quarter ended September 30, 2006. Net income for the nine-month period ended September 30, 2007, amounted to $4.3 million, or $0.55 per diluted share, compared to $4.0 million, or $0.49 per diluted share for the nine-month period ended September 30, 2006. This represents an increase of $0.06 per diluted share, or 12.2% for the comparable nine-month periods.

Steady Loan Growth in the Third Quarter

While the Charlotte, North Carolina region remains vibrant compared to most of the country, housing starts have slowed recently and demand for commercial real estate has moderated some as well. However, gross loans increased by $32.6 million, or 8.4% annualized, during the nine-month period ended September 30, 2007, including $12.2 million of loan growth during the third quarter.

Credit Quality Remains Strong

Credit quality continues to compare favorably with industry peers. Nonperforming assets totaled 0.42% of total assets at September 30, 2007, compared to 0.29% of total assets at September 30, 2006. At the same time, reserves for loan losses increased from $5.6 million, or 1.07% of total loans, at September 30, 2006, to $6.3 million, or 1.15% of total loans, at September 30, 2007. Net charge-offs amounted to $432,000 for the nine months ended September 30, 2007, compared to $409,000 for the nine months ended September 30, 2006. Net charge-offs for the respective quarters amounted to $135,000 for the third quarter 2007 and $154,000 for the third quarter 2006.

Deposit Growth

The 2007 FDIC deposit market share reports that were recently released indicate that Citizens South Bank moved from fourth place to third place in total deposit market share in the Charlotte region in counties in which the Bank operates a branch. Deposit growth during the twelve-month period ended June 30, 2007, amounted to $46.2 million, or an 8.6% increase. This compares favorably to the 7.9% growth rate for the entire market where the Bank operates.

During the first nine months of 2007, core deposits, which include demand deposits, money market deposit accounts, and savings accounts, increased by $6.2 million, or 3.7% annualized. The core deposit growth rate has slowed during the second half of 2007, due in part to aggressive competition offering above market interest rates on core deposit products. The Company continues to actively market the Company’s core deposit products at pricing points that are considered profitable to the Company and is enjoying deposit growth in spite of aggressive deposit pricing in the market place. During the same nine-month period total deposits increased by $9.3 million, or 2.2% annualized.

Margin Compression on a Linked-Quarter Basis

During the third quarter 2007 the tax-equivalent net interest margin amounted to 3.13%, compared to 3.22% for the quarter ended June 30, 2007. While the Company maintains a relatively neutral interest rate position on an annual basis, the Federal Reserve Board’s action to lower the fed funds rate by 50 basis points has a more pronounced negative impact in the first three months following a decrease in interest rates. The short-term negative effects of a decrease in interest rates are mostly offset by time deposits that mature over the next twelve months and reprice at a lower cost to the Company.

Noninterest Operating Income and Expense Trends

Noninterest operating expense, as calculated in the following tables, increased slightly from $4.3 million for the quarter ended September 30, 2006, to $4.5 million for the quarter ended September 30, 2007. However, the ratio of noninterest operating expense to average assets decreased slightly from 2.38% to 2.37% for the comparable quarters. The primary reason for the increase in noninterest expense was the addition of several loan production personnel hired during the past year. These additional personnel contributed to our steady loan growth in 2007.

During the comparable quarters, noninterest operating income decreased by $52,000, or 3.4%, to $1.5 million. This was primarily attributable to moderate decreases in fee income generated on loan and deposit products which were partly offset by increases in mortgage banking fees and cash value increases on bank-owned life insurance.

In making the announcement, Kim S. Price, President and CEO, stated “We are especially proud to be able to continue our positive credit quality measures and sustain our level of EPS during this flat yield curve and unstable credit environment. Our team continues to execute on our core community banking philosophy. We believe our opportunities for market gains are favorable due to competitive changes in the Charlotte market created by recent bank mergers. Also, we are fortunate to operate in the continually positive Charlotte geographic region that shows little of the stresses demonstrated in other markets nationally.”

General Information

Headquartered in Gastonia, North Carolina, Citizens South Bank was founded in 1904. Deposits are FDIC insured. At September 30, 2007, the Bank had approximately $761 million in assets with 14 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, and Union counties in North Carolina, and three loan production offices in Mecklenburg and Union counties in North Carolina, and York County, South Carolina. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol “CSBC”. The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company’s 1934 Securities Exchange Act filings with the SEC.

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions - either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, unforeseen changes in the Company’s markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2006, describe some of these factors.

-END-

Important Tables Follow

# # #

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

	Quarter ended September 30, 2007	Quarter ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

Reconciliation of GAAP to non-GAAP Measures: Net income, as reported (GAAP)	$1,349	$1,438	$4,338	$3,972
Non-operating items:
(Gain)/ loss on sale of assets, net	-	(8)	(336)	40
Impairment of investments	-	-	162	-
Merger and integration related expense	-	-	-	57
Insurance proceeds, net	-	-	(112)	-
Related income taxes, excl. ins. proceeds (39%)	-	3	68	(37)
Net Operating Income	$1,349	$1,433	$4,120	$4,032

Noninterest income, as reported (GAAP)	$1,534	$1,643	$5,051	$4,426
Non-operating items:
(Gain)/ loss on sale of assets, net	-	(8)	(336)	40
Fair value adjustment on deferred comp assets	(52)	(101)	(110)	(143)
Insurance proceeds, net	-	-	(112)	-
Noninterest Operating Income	$1,482	$1,534	$4,493	$4,323

Noninterest expense, as reported (GAAP)	$4,554	$4,388	$13,456	$13,215
Non-operating items:
Impairment of investments	-	-	(162)	-
Fair value adjustment on deferred comp assets	(52)	(101)	(110)	(143)
Merger and integration related expenses	-	-	-	(57)
Noninterest Operating Expense	$4,502	$4,287	$13,184	$13,015

Per Share Data:
Average common shares outstanding, basic	7,627,620	8,019,286	7,748,605	8,042,271
Basic net income - GAAP	$0.18	$0.18	$0.56	$0.49
Basic net income - Operating	0.18	0.18	0.53	0.50
Average common shares outstanding, diluted	7,691,722	8,095,750	7,817,438	8,119,781
Diluted net income - GAAP	$0.18	$0.18	$0.55	$0.49
Diluted net income - Operating	0.18	0.18	0.53	0.50
Cash dividends declared	$0.08	$0.075	$0.24	$0.225
Period-end book value	10.86	10.46	10.86	10.46

Financial Ratios (annualized):
Return on average stockholders’ equity - GAAP	6.37%	6.70%	6.83%	6.26%
Return on avg. stockholders’ equity - Operating	6.35	6.67	6.49	6.35
Return on avg. stockholders’ equity - Tangible	10.11	10.68	10.30	10.23
Return on average assets - GAAP	0.70%	0.79%	0.78%	0.75%
Return on average assets - Operating	0.70	0.79	0.74	0.76
Return on average assets - Tangible	0.73	0.82	0.77	0.79
Efficiency ratio - GAAP	68.61%	64.11%	66.37%	66.27%
Efficiency ratio - Operating	68.61	64.18	67.06	65.85
Net interest margin (tax equivalent)	3.13%	3.31%	3.20%	3.39%
Average equity to average assets	11.06	11.81	11.37	11.92

Asset Quality Data:
Allowance for loan losses	$6,292	$5,560	$6,292	$5,560
Nonperforming loans	2,528	1,925	2,528	1,925
Nonperforming assets	3,164	2,070	3,164	2,070
Net charge-offs	135	154	432	409
Allowance for loan losses to total loans	1.15%	1.07%	1.15%	1.07%
Nonperforming loans to total loans	0.46	0.37	0.46	0.37
Nonperforming assets to total assets	0.42	0.29	0.42	0.29

Average Balances:
Total assets	$759,132	$721,204	$746,974	$711,344
Loans receivable, net of unearned income	532,902	503,491	519,132	487,860
Interest-earning assets	668,671	628,548	653,662	616,516
Deposits	579,141	540,201	573,374	528,988
Interest-bearing liabilities	625,128	588,402	612,301	582,538
Stockholders’ equity	83,984	85,178	83,984	84,813

At Period End:
Total assets	$760,987	$725,908	$760,987	$725,908
Loans receivable, net of unearned income	548,026	512,652	548,026	512,652
Interest-earning assets	676,874	639,054	676,874	639,054
Deposits	572,114	548,999	572,114	548,999
Interest-bearing liabilities	628,084	593,183	628,084	593,183
Stockholders’ equity	84,378	85,776	84,378	85,776

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

	September 30,	December 31,
	2007	2006
ASSETS	(unaudited)

Cash and due from banks	$10,633	$17,581
Interest-earning bank balances	1,027	8,640
Cash and cash equivalents	11,660	26,221
Investment securities available-for-sale, at fair value	61,537	65,326
Mortgage-backed securities available-for-sale, at fair value	66,284	60,691
Loans receivable, net unearned income	548,026	515,402
Allowance for loan losses	(6,292)	(5,764)
Loans receivable, net	541,734	509,638
Real estate acquired through foreclosure, net	636	139
Premises and equipment, net	18,122	18,287
Accrued interest receivable	3,712	3,236
Federal Home Loan Bank stock, at cost	3,786	3,581
Intangible assets	31,183	31,666
Bank owned life insurance	15,926	15,527
Other assets	6,407	9,058

Total assets	$760,987	$743,370

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts	$93,159	$90,540
Money market deposit accounts	124,304	117,632
Savings accounts	12,901	16,027
Time deposits	341,750	338,603
Total deposits	572,114	562,802
Borrowed money	95,983	85,964
Deferred compensation	5,300	5,724
Other liabilities	3,212	2,919
Total liabilities	676,609	657,409

Stockholders' Equity:
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 9,062,727 issued at September 30, 2007, and December 31, 2006, and 7,769,732 shares outstanding at September 30, 2007, and 8,111,659 shares
outstanding at December 31, 2006	91	91
Additional paid-in-capital	68,601	68,578
Unallocated common stock held by Employee Stock Ownership Plan	(1,293)	(1,430)
Unearned compensation related to Recognition and Retention Plan	(1,041)	(1,139)
Retained earnings, substantially restricted	35,315	33,031
Accumulated unrealized loss on securities available-for-sale, net of tax	(996)	(991)
Treasury stock of 1,292,995 shares at September 30, 2007, and 951,068 shares
at December 31, 2006	(16,299)	(12,179)
Total stockholders’ equity	84,378	85,961

Total liabilities and stockholders’ equity	$760,987	$743,370

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Interest income
Loans	$10,377	$9,804	$30,331	$27,501
Investment securities	710	467	2,070	1,458
Interest-bearing deposits	73	210	342	487
Mortgage-backed and related securities	783	644	2,150	2,027
Total interest income	11,943	11,125	34,893	31,473

Interest Expense
Deposits	5,741	4,858	16,672	12,802
Borrowed funds	1,099	1,065	2,999	3,156
Total interest expense	6,840	5,923	19,671	15,958

Net interest income	5,103	5,202	15,222	15,515
Provision for loan losses	300	300	960	865
Net interest income after provision for loan losses	4,803	4,902	14,262	14,650

Noninterest Income
Fee income on deposit accounts	680	742	2,026	2,157
Fee income on mortgage banking activities	239	213	749	406
Fee income on lending activities	116	146	358	458
Dividends on FHLB stock	53	58	149	169
Increase in cash value of bank-owned life insurance	191	166	578	580
Fair value adjustment on deferred compensation assets	52	101	110	143
Life insurance proceeds, net	-	-	112	-
Net gain / (loss) on sale of assets	-	8	336	(40)
Other noninterest income	203	209	633	553
Total noninterest income	1,534	1,643	5,051	4,426

Noninterest Expense
Compensation and benefits	2,461	2,281	7,167	6,861
Fair value adjustment on deferred compensation obligation	52	101	110	143
Occupancy and equipment expense	661	610	2,001	1,990
Professional services	127	116	403	420
Amortization of intangible assets	156	186	483	558
Impairment of investments	-	-	162	-
Merger and integration related expenses	-	-	-	57
Other noninterest expenses	1,097	1,094	3,130	3,186
Total noninterest expense	4,554	4,388	13,456	13,215

Income before income taxes	1,783	2,157	5,857	5,861

Provision for income taxes	434	719	1,519	1,889

Net income	$1,349	$1,438	$4,338	$3,972

Basic earnings per share	$0.18	$0.18	$0.56	$0.49
Diluted earnings per share	$0.18	$0.18	$0.55	$0.49

Basic average common shares outstanding	7,627,620	8,019,286	7,748,605	8,042,271
Diluted average common shares outstanding	7,691,722	8,095,750	7,817,438	8,119,781